Exhibit 99

SPARTAN MOTORS, INC.

1000 REYNOLDS RD. • CHARLOTTE, MI  48813 • USA

TELEPHONE 517.543.6400 • FACSIMILE 517.543.5403

WEB PAGE - WWW.SPARTANMOTORS.COM

FOR IMMEDIATE RELEASE

Spartan Motors Names Joseph M. Nowicki as Chief Financial Officer

CHARLOTTE, Michigan, June 30, 2009 - Spartan Motors, Inc. (NASDAQ: SPAR) today announced it has named former Herman Miller finance executive Joseph M. Nowicki, C.P.A., as chief financial officer. Nowicki succeeds James Knapp, who previously announced his retirement.

Spartan Motors, the leading manufacturer of custom chassis and emergency-rescue vehicles, said Nowicki brings more than two decades of financial management and operations expertise to the position, including extensive manufacturing and international experience. Nowicki spent 17 years with Zeeland, Mich.-based Herman Miller, Inc., most recently as Treasurer and a member of key leadership.

“We are pleased to attract someone of this caliber to our senior management team,” said John Sztykiel, president and chief executive officer of Spartan Motors. “Joe is an accomplished finance executive who also brings strategic and operational experience, a background in global operations, and a track record with the investment community that make him an ideal candidate for this role. As Spartan looks to expand our product offerings into new market niches, both here and abroad, we expect Joe to bring a relevant and fresh perspective to managing our business that will benefit all our stakeholders.”

At Herman Miller, Nowicki was responsible for all treasury activities, including establishing the company’s overall capital and debt structure, overseeing the company’s pension and investment strategy and leading investor relations activities for the $1.6 billion furniture manufacturer. During his career at Herman Miller, Nowicki also served as vice president of international finance and vice president within North American finance, and was involved in multiple acquisitions. Before joining Herman Miller, he held several operations and finance positions, including working for IBM and General Motors, and spent several years in public accounting.

“I’m looking forward to joining the Spartan team and think my experience is a great fit with their culture of innovation and focused execution,” said Nowicki. “Their emphasis on Return on Invested Capital (ROIC) aligns with my background with economic value-added financial management, and their long-term strategic plan focused on organic growth, new market entries and establishing a global footprint are ideally suited for my experience.”

Nowicki holds a master of business administration degree in finance from the University of Michigan and a bachelor’s degree in accounting from Canisius College in Buffalo, NY.

About Spartan Motors

Spartan Motors, Inc. (www.spartanmotors.com) designs, engineers and manufactures custom chassis and vehicles for the recreational vehicle, fire truck, ambulance, emergency-rescue and custom vehicle markets. The company’s brand names – Spartan™, Crimson Fire™, Crimson Fire Aerials™, and Road Rescue™ – are known for quality, value, service and being the first to market with innovative products. The company employs approximately 1,200 at facilities in Michigan, Pennsylvania, South Carolina and South Dakota. Spartan reported sales of $844.4 million in 2008 and is focused on becoming the premier manufacturer of custom vehicles and chassis in North America.

This release contains forward-looking statements, including, without limitation, statements concerning our business, future plans and objectives and the performance of our products. Forward looking statements are identifiable by words such as “believe,” “anticipate,” “will,” “sustain,” and “continue.” These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. Technical complications may arise that could prevent the prompt implementation of the plans outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s Annual Report on Form 10-K filing and other filings with the United States Securities and Exchange Commission (available at http://www.sec.gov). Government contracts and subcontracts typically involve long payment and purchase cycles, competitive bidding, qualification requirements, delays or changes in funding, extensive specification development and changes, price negotiations and milestone requirements. An announced award of a governmental contract is not equivalent to a finalized executed contract and does not assure that orders will be issued and filled. Government agencies also often retain some portion of fees payable upon completion of a project and collection of contract fees may be delayed for long periods, which can negatively impact both prime contractors and subcontractors. The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise, except as required by law.

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CONTACT:

John Sztykiel, CEO Spartan Motors, Inc. (517) 543-6400	Jeff Lambert, Ryan McGrath Lambert, Edwards & Associates, Inc. (616) 233-0500 / rmcgrath@lambert-edwards.com